EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference into the Registration Statements (Form F-3, No. 333-136811, Form F-3, No. 333-147762 and Form F-3, No. 333-152738) of EDAP TMS S.A. (the “Company”) of our report dated March 31, 2010, with respect to the consolidated financial statements of the Company and its subsidiaries included in the Annual Report (Form 20-F) for the year ended December 31, 2009.

ERNST &YOUNG Audit

/s/ JACQUES FOURNIER
Represented by
Jacques Fournier

Lyon, France
March 31, 2010